As filed with the Securities and Exchange Commission on June 20, 1996

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                36-3939651
        (State or Other Jurisdiction of                 (I.R.S. Employer
        Incorporation or Organization)               Identification Number)

  201 Route 17 North, Rutherford, New Jersey                  07070
   (Address of Principal Executive Offices)                (Zip Code)




     NEXTEL COMMUNICATIONS, INC. AMENDED AND RESTATED INCENTIVE EQUITY PLAN
                              (Full title of plan)


                             Thomas J. Sidman, Esq.
                       Vice President and General Counsel
                           Nextel Communications, Inc.
                               201 Route 17 North
                          Rutherford, New Jersey 07070
                     (Name and address of agent for service)

                                 (201) 438-1400
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed       Proposed
                         Amount       Maximum        Maximum         Amount of
 Title of Securities      to be      Offering       Aggregate      Registration
   to be Registered    Registered      Price        Offering            Fee
                                    Per Share(2)     Price(2)
- --------------------------------------------------------------------------------
Class A Common Stock,
par value $0.001 per   10,000,000(1)  $20.3125    $203,125,000.00    $70,043.10
share
================================================================================

 (1) Such additional indeterminable number of shares as may be required to be issued as result of the antidilution provisions of the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan are also hereby registered.

 (2) In accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), this estimate is made solely for purposes of computing the amount of the registration fee and is based upon the average of the reported high and low sales prices of the Class A Common Stock of the Registrant on the Nasdaq Stock Market on June 18, 1996.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

      NOTE: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The  following  documents   heretofore  filed  by  the  Company  with  the
Commission are incorporated herein by reference:

            (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A filed on April 1, 1996 and Form 10-K/A2 filed on May 17, 1996;

            (2) Current Reports on Form 8-K: (i) dated February 6, 1996 and filed on February 7, 1996, as amended by Form 8-K/A filed on April 26, 1996; (ii) dated February 9, 1996 and filed on February 12, 1996; and (iii) dated March 13, 1996 and filed on March 15, 1996;

            (3) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

            (4) The description of the Company's Class A Common Stock, par value $0.001 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments and reports filed for the purpose of updating that description.

      All documents filed by the Company pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Incentive Equity Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Set forth below is a description of certain provisions of the Restated Certificate of Incorporation of the Company (the "Nextel Charter"), the Amended and Restated By-Laws of the Company (the "Nextel By-Laws") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-Laws and the DGCL.

      Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

      Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      Article 6 of the Nextel Charter and Article VII of the Nextel By-Laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of the Company the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-Laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by relevant Delaware law. The Company has obtained directors and officers liability insurance providing coverage to its directors and officers.

      On September 12, 1991, the Board of Directors of the Company unanimously adopted resolutions authorizing the Company to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of the Company. The Company has entered into an Indemnification Agreement with each director of the Company other than its two most recently elected directors, Daniel F. Akerson and Timothy M. Donahue.

      One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with the Company. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-Laws, any policy of insurance or otherwise. The Company is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

            (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying; or

            (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act and profits arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

      In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

      The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting the Company from adopting any amendment to the Nextel Charter or the Nextel By-Laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

   EXHIBIT
    NUMBER     DESCRIPTION OF EXHIBITS

       4.1 -   Restated  Certificate  of  Incorporation  of the Company (filed on July 31, 1995 as Exhibits No. 4.1.1 and 4.1.2 to the Company's
               Post-Effective  Amendment No. 1 on Form S-8  to  Registration
               Statement No. 33-91716 on Form S-4 (the "Nextel S-8 Registration
               Statement") and  incorporated herein by reference).
       4.2     - Amended and Restated  By-Laws of the Company (filed on July 31,
               1995 as Exhibit No. 4.2 to the Nextel S-8 Registration  Statement
               and incorporated herein by reference).
       4.3 -   Nextel Communications, Inc. Amended and Restated Incentive Equity
               Plan.
         5 -   Opinion of Schiff Hardin and Waite.
      23.1 -   Consent of Schiff Hardin & Waite (included in Exhibit 5).
      23.2 -   Consents of Deloitte & Touche LLP.
      23.3 -   Consent of KPMG Peat Marwick LLP.
        24 -   Powers of Attorney  of  Directors and  certain  Officers of  the
               Company (included on pages 5-6).

ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, the State of New Jersey, on June 18, 1996.

                                        NEXTEL COMMUNICATIONS, INC.


                                        By: THOMAS J. SIDMAN
                                            ----------------------------------
                                            Thomas J. Sidman
                                            Vice President and General Counsel


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel F. Akerson, Timothy M. Donahue, Thomas J. Sidman and Steven M. Shindler, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be do done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 18, 1996.

NAME                              TITLE


DANIEL F. AKERSON                 Chairman of the Board, Chief
Daniel F. Akerson                 Executive Officer and Director
                                  (Principal Executive Officer)

STEVEN M. SHINDLER                Senior Vice President and Chief Financial
Steven M. Shindler                Officer (Principal Financial Officer)


STEVEN BAILOR                     Controller (Principal Accounting Officer)
Steven Bailor


BRIAN D. MCAULEY                  Vice Chairman of the Board and Director
Brian D. McAuley


MORGAN  E. O'BRIEN                Vice Chairman of the Board and Director
Morgan E. O'Brien


TIMOTHY M. DONAHUE                President,Chief Operating Officer and Director
Timothy M. Donahue


KEITH BANE                        Director
Keith Bane


ROBERT COOPER                     Director
Robert Cooper


SCOT B. JARVIS                    Director
Scot B. Jarvis


CRAIG O. MCCAW                    Director
Craig O. McCaw


KEISUKE NAKASAKI                  Director
Keisuke Nakasaki


MASAAKI TORIMOTO                  Director
Masaaki Torimoto


                                  Director
Dennis M. Weibling

                                    EXHIBITS

  EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBITS

      4.1 -   Restated  Certificate of Incorporation of Nextel (filed onJuly 31,
              1995 as  Exhibits  No.  4.1.1  and  4.1.2 to the  Company's  Post-
              Effective  Amendment  No. 1 on Form S-8 to Registration  Statement
              No. 33-91716 on Form S-4 (the "Nextel S-8 Registration Statement")
              and incorporated herein by reference).
      4.2 -   Amended and Restated  By-Laws of Nextel  (filed on July 31, 1995 as Exhibit  4.2 to the  Nextel  S-8  Registration  Statement  and
              incorporated herein by reference).
      4.3 -   Nextel   Communications,   Inc.   Amended   and   Restated
              Incentive Equity Plan.
        5 -   Opinion of Schiff Hardin and Waite.
     23.1 -   Consent of Schiff  Hardin and Waite  (included  in Exhibit 5).
     23.2 -   Consents of Deloitte & Touche LLP.
     23.3 -   Consent of KPMG Peat Marwick LLP.
       24 -   Powers  of  Attorney  of  Directors  and  certain  Officers of the
              Company (included on pages 5-6).